UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2020

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 3.03 Material Modifications to Rights of Security Holders.
The disclosure set forth under Items 5.03 and 8.01 below is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 1, 2020, Ashford Hospitality Trust, Inc. (the “Company”) filed Articles of Amendment to the Company’s charter (the “Articles of Amendment”) with the State Department of Assessments and Taxation of Maryland to effect a one-for-ten reverse stock split of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Reverse Stock Split”). The Reverse Stock Split was duly approved by the Board of Directors of the Company without stockholder approval in accordance with the authority conferred by Section 2-309(e)(2) of the Maryland General Corporation Law and Article V, Section 4 of the Company’s charter. Pursuant to the Articles of Amendment, effective as of the close of business on July 15, 2020, each outstanding share of the Company’s common stock, par value $0.01 per share, will automatically combine into 1/10th of share of common stock, par value $0.01 per share. If the Reverse Stock Split would result in the issuance of a fraction of a share of common stock, such fractional share shall be rounded down to the nearest full share and the Company shall pay the holder otherwise entitled to such fraction a sum in cash in an amount equal to the relevant percentage of the amount received per share upon the sale in one or more open market transactions of the aggregate of all such fractional shares. As a result of the Reverse Stock Split, the number of outstanding shares of common stock of the Company will be reduced to approximately 10.5 million shares.
Each stockholder’s percentage ownership in the Company and proportional voting power remains unchanged after the Reverse Stock Split, except for minor changes resulting from the payment of cash for fractional shares. The rights and privileges of stockholders are unaffected by the Reverse Stock Split. There will be no change to the number of authorized shares of the Company’s common stock as a result of the Reverse Stock Split.
The foregoing summary of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 8.01 Other Events.
The Company announced today that the Company’s Board of Directors unanimously approved a reverse split of the Company’s common stock at a ratio of one-for-ten, effective as of the close of business on July 15, 2020. At the market opening on July 16, 2020, the Company’s common stock will begin trading on the New York Stock Exchange on a split-adjusted basis. The Company’s trading symbol will remain unchanged, but the CUSIP number for the Company’s registered common stock will be changed to 044103877. The Company also intends to effect a reverse split of the partnership units of Ashford Hospitality Limited Partnership, the Company’s operating partnership (“Ashford Trust OP”), at a ratio of one-for-ten, effective July 15, 2020. As a result of such reverse split, the number of outstanding partnership units of Ashford Trust OP will be reduced to approximately 2.1 million units.
On July 1, 2020, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit
Number     Exhibit Description

3.1	Articles of Amendment to the Company’s charter

99.1	Press Release of the Company, dated July 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2020

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary